As filed with the Securities and Exchange Commission on September 14, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
RIBBON COMMUNICATIONS INC.
(Exact name of registrant as specified in its charter)
Delaware	82-1669692
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
6500 Chase Oaks Boulevard, Suite 100
Plano, Texas 75023
(978) 614-8100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Patrick W. Macken
Executive Vice President, Chief Legal Officer and Corporate Secretary
Ribbon Communications Inc.
6500 Chase Oaks Boulevard, Suite 100
Plano, Texas 75023
(978) 614-8100
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
David W. Ghegan, Esq.
Betty Linkenauger Segaar, Esq.
Troutman Pepper Hamilton Sanders LLP
600 Peachtree Street, N.E.
Suite 3000
Atlanta, Georgia 30308
(404) 885-3139
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐ Accelerated filer ☒ Non-accelerated filer ☐ Smaller reporting company ☐ Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the Securities and Exchange Commission declares the registration statement effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED SEPTEMBER 14, 2022.
PROSPECTUS
92,807,928 Shares of Common Stock

This prospectus of Ribbon Communications Inc., a Delaware corporation, or Ribbon, relates to the offering and resale by the selling stockholders identified herein of up to 92,807,928 shares of common stock of Ribbon, par value $0.0001 per share, or Common Stock. The shares offered by the selling stockholders consist of:
•
49,940,222 shares of Common Stock held by JPMC Heritage Parent LLC and Heritage PE (OEP) III, L.P., or the JPM Stockholders, that were acquired by the JPM Stockholders pursuant to an Agreement and Plan of Merger, dated as of May 23, 2017, or the Merger Agreement, by and among Sonus Networks, Inc., Solstice Sapphire Investments, Inc., Solstice Sapphire, Inc., Green Sapphire Investments LLC, Green Sapphire LLC, GENBAND Holdings Company, GENBAND Inc. and GENBAND II, Inc.;

•
25,796,395 shares of Common Stock held by Swarth Investments Ltd. (formerly ECI Holding (Hungary) Kft), or Swarth, that were acquired by Swarth pursuant to an Agreement and Plan of Merger, dated as of November 14, 2019, or the ECI Merger Agreement, by and among Ribbon, Ribbon Communications Israel Ltd., Eclipse Communications Ltd. (“Merger Sub”), ECI Telecom Group Ltd. (“ECI”) and Swarth; and

•
17,071,311 shares of Common Stock that were issued in a private placement, or the Private Placement, pursuant to a Securities Purchase Agreement, dated August 12, 2022, or the Securities Purchase Agreement, by and among Ribbon and the purchasers identified therein, or the Purchasers.

The shares of Common Stock described in this prospectus or in any supplement to this prospectus may be sold from time to time pursuant to this prospectus by the selling stockholders in ordinary brokerage transactions, in transactions in which brokers solicit purchases, in negotiated transactions, or in a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices or prices subject to change, or at negotiated prices. See “Selling Stockholders” and “Plan of Distribution.” We cannot predict when or in what amounts the selling stockholders may sell any of the shares offered by this prospectus.
We are not selling any shares of our Common Stock, and we will not receive any of the proceeds from the sale of shares by the selling stockholders. The selling stockholders will pay all brokerage fees and commissions and similar sale-related expenses. We are only paying expenses relating to the registration of the shares with the U.S. Securities and Exchange Commission, or the SEC. The registration of the shares of our Common Stock does not necessarily mean that any of such shares will be offered or sold by the selling stockholders.
Our Common Stock is listed on the Nasdaq Global Select Market under the symbol “RBBN.” The last reported sale price of our Common Stock on September 13, 2022 was $3.11 per share.
INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” BEGINNING ON PAGE 4 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT OR ANY DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS BEFORE INVESTING IN OUR SECURITIES.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Prospectus dated                 , 2022

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the SEC pursuant to which the selling stockholders named herein may, from time to time, offer and sell or otherwise dispose of the shares of our Common Stock covered by this prospectus. If required, each time a selling stockholder offers Common Stock, in addition to this prospectus, we may provide you with a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to that offering. We may also use a prospectus supplement and any related free writing prospectus to add, update or change any of the information contained in this prospectus or in documents we have incorporated by reference.
You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares of common stock are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the captions “Where You Can Find Additional Information” and “Information Incorporated by Reference” in this prospectus.
Neither we nor the selling stockholders have authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement or related free writing prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement or related free writing prospectus. This prospectus and any accompanying prospectus supplement or related free writing prospectus, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus and any accompanying prospectus supplement or related free writing prospectus, if any, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
Unless the context otherwise requires, references in this prospectus to “Ribbon,” the “Company,” “we,” “our” or “us” refer to Ribbon Communications Inc. and its subsidiaries.

PROSPECTUS SUMMARY
This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated by reference into this prospectus. It does not contain all the information you should consider before investing in our Common Stock. You should carefully read the entire prospectus, any applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our Common Stock discussed under the heading “Risk Factors” contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus forms a part.
The Company
We are a leading global provider of communications technology to service providers and enterprises. We provide a broad range of software and high-performance hardware products, network solutions, and services that enable the secure delivery of data and voice communications, and high-bandwidth networking and connectivity for residential consumers and for small, medium, and large enterprises and industry verticals such as finance, education, government, utilities, and transportation. Our mission is to create a recognized global technology leader providing cloud-centric solutions that enable the secure exchange of information, with unparalleled scale, performance, and elasticity. We are headquartered in Plano, Texas, and have a global presence, with research and development, sales and support locations in over thirty-five countries around the world.
Background
On November 14, 2019, we entered into the ECI Merger Agreement pursuant to which ECI merged with Merger Sub, with ECI as the surviving company and our indirect wholly-owned subsidiary, effective as of March 3, 2020 (the “ECI Acquisition”). In connection with the ECI Acquisition, we entered into a First Amended and Restated Registration Rights Agreement, or the Original Registration Rights Agreement, with the JPM Stockholders and Swarth, pursuant to which we agreed to file as soon as practicable (but no earlier than the 180th day following the closing date of the ECI Acquisition), a registration statement providing for the resale of the shares of our Common Stock beneficially owned by the JPM Stockholders and Swarth, and to use reasonable best efforts to cause the registration statement to be declared effective by the SEC as soon as practicable after the filing.
On August 12, 2022, we entered into the Securities Purchase Agreement, which provided for the sale and issuance in a private placement of 17,071,311 shares of our Common Stock at a per share purchase price of $3.05 per share, or the Private Placement. Concurrently with the execution of the Securities Purchase Agreement, we entered into a Second Amended and Restated Registration Rights Agreement, or the Registration Rights Agreement, pursuant to which we agreed to file, within 30 days after the closing of the Private Placement, a registration statement with the SEC providing for the resale of the shares beneficially owned by the Purchasers, and to use reasonable best efforts to cause the registration statement to be declared effective by the SEC as soon as practicable after the filing. This prospectus is part of that registration statement.
The foregoing descriptions of the Securities Purchase Agreement and the Registration Rights Agreement are not complete and are qualified in their entirety by reference to the Securities Purchase Agreement and the Registration Rights Agreement, respectively, each of which have been filed as an exhibit to our Current Report on Form 8-K filed on August 16, 2022. See “Where You Can Find More Information” and “Information Incorporated by Reference.” The representations, warranties and covenants made by us in such agreements were made solely for the benefit of the parties to such agreements, including, in some cases, for the purpose of allocating risk among the parties thereto, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were made as of an earlier date. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

THE OFFERING
Issuer
Ribbon Communications Inc.
Shares of Common Stock offered by the selling stockholders
92,807,928 shares of Common Stock, par value $0.0001 per share, consisting of:
•
49,940,222 shares of Common Stock acquired by the JPM Stockholders in accordance with the Merger Agreement;

•
25,796,395 shares of Common Stock acquired by Swarth in accordance with the ECI Merger Agreement; and

•
17,071,311 shares of Common Stock acquired by the Purchasers in the Private Placement.

Use of proceeds
We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of shares of Common Stock by the selling stockholders.
Terms of this offering
The selling stockholders will determine when and how it will sell the Common Stock offered in this Prospectus, as described in “Plan of Distribution.”
Nasdaq symbol
Our common stock is listed on The Nasdaq Global Select Market under the symbol “RBBN.”
Risk factors
Investing in our securities involves significant risks. Before making a decision whether to invest in our securities, please read the information contained in or incorporated by reference under the heading “Risk Factors” in this prospectus, the documents we have incorporated by reference herein, and under similar headings in other documents filed after the date hereof and incorporated by reference into this prospectus. See “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.”

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully consider the risk factors set forth under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 (“Annual “Report”), which is incorporated by reference in this prospectus, together with all other information contained or incorporated by reference in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. The risks and uncertainties we describe in the documents incorporated by reference herein are not the only ones we face. Additional risks and uncertainties not presently known to us could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment.
Risks Related to our Common Stock and this Offering
Our Common Stock price has been and may continue to be volatile.
Our Common Stock price has experienced substantial volatility in the past and may remain volatile in the future. Volatility in our Common Stock price can arise as a result of a number of the risk factors set forth under “Risk Factors” in our Annual Report. Since January 1, 2021, the closing price of our Common Stock ranged from a high of $11.14 per share to a low of $2.62 per share. The stock market has experienced significant price and volume fluctuation with such volatility often unrelated to the operating performance of these companies. Actual or perceived divergence between our actual results and our forward-looking guidance for such results, the published expectations of investment analysts, or the expectations of the market generally, can cause significant swings in our stock price. Our stock price can also be affected by market conditions in our industry as well as announcements that we, our competitors, vendors or our customers may make. These may include announcements by us or our competitors of financial results or changes in estimated financial results, technological innovations, the gain or loss of customers, or other strategic initiatives.
These and other factors affecting global economic conditions or financial markets may materially adversely affect the market price of our Common Stock in the future.
We are party to a stockholders’ agreement with certain stockholders which provides such stockholders with certain rights that may differ from the rights of our other stockholders.
In connection with the ECI Acquisition, we entered into the First Amended and Restated Stockholders Agreement, or the Stockholders Agreement, with the JPM Stockholders and Swarth. The Stockholders Agreement sets forth certain arrangements and contains various provisions relating to board size, board representation, standstill restrictions and transfer restrictions as further described therein, including the right of the JPM Stockholders and Swarth to each designate up to three directors for nomination to our nine-member board of directors, subject to the JPM Stockholders and Swarth maintaining certain levels of beneficial ownership of our common stock. Therefore, the JPM Stockholders and Swarth will be able to exert significant influence over matters requiring board approval, and our stockholders other than the JPM Stockholders and Swarth will have limited or no ability to influence the outcome of certain key transactions. The interests of the parties to the Stockholders Agreement may differ from those of other holders of our common stock.
If the selling stockholders sell significant amounts of our Common Stock, or the perception exists that these sales could occur, such events could cause our Common Stock price to decline.
This prospectus covers the resale from time to time by the selling stockholders of up to 92,807,928 shares of our Common Stock. Once the registration statement, of which this prospectus is a part, is declared effective, all of these shares will be available for resale in the public market. If the selling stockholders sell significant amounts of our Common Stock following the effectiveness of the registration statement of which this prospectus is a part, the market price of our Common Stock could decline. The JPM Stockholders and Swarth collectively own approximately 47% of our Common Stock as of September 6, 2022, and may

decide to sell their shares in bulk or from time to time, except as provided under the Stockholders Agreement, which timing we cannot control. The sale of shares of Common Stock by the JPM Stockholders and/or Swarth or the other selling stockholders may increase the volatility of our stock price, and our stock price could decline as a result.
Further, the perception of these sales or issuances could impair our ability to raise additional capital through the sale of our equity securities.
None of the proceeds from the sale of shares of our Common Stock by the selling stockholders in this offering will be available to us.
We will not receive any proceeds from the sale of shares of our Common Stock by the selling stockholders in this offering. The selling stockholders will receive all proceeds from the sale of such shares. Consequently, none of the proceeds from such sale by the selling stockholders will be available to us for our use. See “Use of Proceeds.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference into this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, about us and our subsidiaries. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, and can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “could,” “should,” “projects,” “plans,” “goal,” “targets,” “potential,” “estimates,” “pro forma,” “seeks,” “intends” or “anticipates” or the negative thereof or comparable terminology. Forward-looking statements include, but are not limited to, statements concerning our estimates regarding future results of operations, financial position, integration activities, capital structure, credit facility compliance and restructuring activities; expected impacts from the war in Ukraine and the financial sanctions imposed in connection therewith; expected impacts of the ongoing COVID-19 pandemic; beliefs about our business strategy; availability of components for the manufacturing of our products; expected benefits from the ECI Acquisition and the sale of our Kandy Communications business (“Kandy”); plans and objectives of management for future operations and manufacturing. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are unknown and/or difficult to predict and that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, but are not limited to, supply chain disruptions resulting from component availability and/or geopolitical instabilities and disputes (including those related to the war in Ukraine); risks related to the ongoing COVID-19 pandemic on the global economy and financial markets as well as us, our customers and suppliers, which may impact our sales, gross margin, customer demand and our ability to supply our products to our customers; failure to realize anticipated benefits of our acquisition of ECI; unpredictable fluctuations in quarterly revenue and operating results; the impact on fluctuations of our EBITDA on compliance under our credit facility; risks related to cybersecurity and data intrusion; failure to compete successfully against telecommunications equipment and networking companies; failure to grow our customer base or generate recurring business from our existing customers; credit risks; the timing of customer purchasing decisions and our recognition of revenues; macroeconomic conditions, including inflation; the impact of restructuring and cost-containment activities; litigation; rapid technological and market change; our ability to protect our intellectual property rights and obtain necessary licenses; our ability to maintain partner, reseller, distribution and vendor support and supply relationships; the potential for defects in our products; risks related to the terms of our credit agreement; higher risks in international operations and markets; increases in tariffs, trade restrictions or taxes on our products; currency fluctuations; and/or failure or circumvention of our controls and procedures. We therefore caution you against relying on any of these forward-looking statements.
Additional important factors that could cause actual results to differ materially from those in these forward-looking statements are also discussed in Part I, Item 2, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Part I, Item 1A and Part II, Item 7A, “Risk Factors” and “Quantitative and Qualitative Disclosures About Market Risk,” respectively, of our Annual Report on Form 10-K for the year ended December 31, 2021.
You should read this prospectus and the documents incorporated by reference completely and with the understanding that our actual future results may be materially different from what we currently expect. Our business and operations are and will be subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the risk factors discussed under the heading “Risk Factors” contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.
You should assume that the information appearing in this prospectus, any accompanying prospectus supplement or related free writing prospectus and any document incorporated herein by reference is accurate as of its date only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Unless legally required, we do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS
We will not receive any of the proceeds from the sale of our Common Stock by the selling stockholders named in this prospectus. All proceeds from the resale of the shares of our Common Stock offered by this prospectus will belong to the selling stockholders identified in this prospectus under “Selling Stockholders.”

SELLING STOCKHOLDERS
This prospectus relates to the sale or other disposition of up to 92,807,928 shares of our Common Stock by the selling stockholders named below, and their donees, pledgees, transferees or other successors-in-interest selling shares of Common Stock or interests in shares of Common Stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, collectively, the selling stockholders.
The table below sets forth information as of the date of this prospectus, to our knowledge, the selling stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of the shares of Common Stock held by the selling stockholders. The second column lists the number of shares of Common Stock beneficially owned by the selling stockholders as of September 6, 2022. The third column lists the maximum number of shares of Common Stock that may be sold or otherwise disposed of by the selling stockholders pursuant to the registration statement of which this prospectus forms a part. The selling stockholders may sell or otherwise dispose of some, all or none of their shares. Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares of our Common Stock as to which a stockholder has sole or shared voting power or investment power, and also any shares of our Common Stock which the stockholder has the right to acquire within 60 days of September 6, 2022. The percent of beneficial ownership for the selling stockholders is based on 167,531,506 shares of our common stock outstanding as of September 6, 2022.
The shares of Common Stock covered hereby may be sold or otherwise disposed of from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the account of the selling stockholders. After the date of effectiveness, the selling stockholders may have sold or transferred, in transactions covered by this prospectus or in transactions exempt from the registration requirements of the Securities Act, some or all of their shares of Common Stock.
Information about the selling stockholders may change over time. Any changed information will be set forth in an amendment to the registration statement or supplement to this prospectus, to the extent required by law.
Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering(1)
	Number	Percent		Number	Percent
JPMorgan Chase & Co.(2)	51,594,927	30.80%	51,579,566	15,361	*
Swarth Investments Ltd.(3)	27,435,739	16.38%	27,435,739	—	—
Client Accounts Managed by Neuberger Berman(4)	13,535,173	8.08%	9,836,066	3,699,107	2.21%
Herald Investment Trust plc(5)	1,415,869	*	327,869	1,088,000	*
Lake Street Fund, L.P.(6)	1,757,777	1.05%	350,000	1,407,777	*
CVI Investments, Inc.(7)	1,639,344	*	1,639,344	—	—
Intrinsic Edge Capture, L.P.(8)	1,639,344	*	1,639,344	—	—

*
Less than 1%

(1)
Assumes the sale of all shares of Common Stock offered pursuant to this prospectus.

(2)
Shares beneficially owned and offered hereby consist of 1,749,504 shares of Common Stock held by OEP II Partners Co-Invest, L.P., 1,236,924 shares of Common Stock held by JPMC Heritage Parent LLC and 48,593,138 shares of Common Stock held by Heritage PE (OEP) III, L.P. JPMorgan Chase & Co. may also be deemed to have or share beneficial ownership over an additional 15,361 shares of Common Stock beneficially owned by an indirect subsidiary. JPMorgan Chase & Co. is the sole member of JPMorgan Chase Holdings LLC, which is the sole member of OEP Holdings LLC, which is the sole member of JPMC Heritage Parent LLC, which is the general partner of OEP General Partner III L.P., which is the general partner of Heritage PE (OEP) III, L.P. OEP II Partners Co-Invest, L.P. is subject to certain contractual agreements and statutory obligations to acquire and vote shares side-by-side with Heritage PE (OEP) III, L.P. By virtue of these agreements and obligations, JPMorgan Chase & Co. may be deemed to have or share beneficial ownership over the shares held directly by OEP II Partners Co-Invest, L.P. Notwithstanding the above, JPMorgan Chase does not directly or indirectly own any interest in OEP II Partners Co-Invest, L.P. J.P. Morgan Securities LLC, an affiliate of JPMorgan Chase & Co., is a registered broker-dealer. Rick W. Smith, an officer of JPMorgan Chase & Co., is a member of the Board of Directors of the Company. The principal address for JPMorgan Chase & Co. is 383 Madison Avenue, New York, New York 10179, and the principal address for JPMC Heritage Parent LLC and Heritage PE (OEP) III, L.P. is 277 Park Avenue, New York, New York 10172.
(3)
Shaul Shani, Founder and Chairman of Swarth Group, is a member of the Board of Directors of the Company. Each of Nicholas Moss, Suzanne Hart and Georgios Antoniades, each a director of Swarth Investments Ltd., may be deemed to have investment discretion over the shares of Common Stock held by Swarth Investments Ltd, which investment discretion requires the approval of at least two of such directors. The principal address for Swarth Investments Ltd. is PO Box 634, Frances House, Sir William Place, St. Peter Port, Guernsey, GY1 3DR.

(4)
Shares beneficially owned and offered hereby consist of 9,836,066 shares of Common Stock owned by client accounts managed by Neuberger Berman, which are funds and accounts managed or advised by Neuberger Berman Investment Advisers LLC (“NBIA”). Neuberger Berman BD LLC is a registered broker-dealer and member of FINRA, and under common control with NBIA. The 9,836,066 shares of Common Stock were acquired for investment purposes, and at the time of the acquisition of such shares, the selling stockholders did not have any agreements or understandings with any person to distribute such shares. Neuberger Berman Group LLC (“NBG”) and certain of its affiliates, including NBIA, have voting power and investment power over the shares. NBG and its affiliates do not, however, have any economic interest in the shares. The principal address for the above referenced entities is 1290 Avenue of the Americas, New York, New York 10104.

(5)
Shares beneficially owned and offered hereby consist of 327,869 shares of Common Stock issued in the Private Placement to Herald Investment Management Limited for and on behalf of Herald Investment Trust plc. The Bank of New York Mellon is the registered holder of the 327,869 shares of Common Stock owned by Herald Investment Trust plc. The principal address for Herald Investment Trust plc is 10-11 Charterhouse Square, Barbican, London, EC1M6EE.

(6)
Each of Howard Lu and Scott Hood, each managing directors of Lake Street Management, LLC, the general partner of Lake Street Fund, L.P., may be deemed to have investment discretion over the shares of Common Stock held by Lake Street Fund, L.P. The principal address for the above-referenced entities is 1214 E. Green Street, Suite 104, Pasadena, California 91106.

(7)
Shares beneficially owned and offered hereby consist of 1,639,344 shares of Common Stock issued in the Private Placement to CVI Investments, Inc. Heights Capital Management, Inc. is the authorized agent of CVI Investments, Inc. Martin Kobinger, in his capacity as investment manager of Heights Capital Management, Inc. may be deemed to have investment discretion and voting power over the shares of Common Stock held by CVI Investments, Inc. The principal address for the above-referenced entities is c/o Heights Capital Management Inc., 101 California Street, Suite 3250, San Francisco, California 94111.

(8)
Akshay Kaura, the authorized signatory of Intrinsic Holdings, LLC, the general partner of Intrinsic Edge Capture, L.P., may be deemed to have investment discretion over the shares of Common Stock held by Intrinsic Edge Capture, L.P. The principal address for the above-referenced entities is 180 North La Salle Street, Suite 1800, Chicago, Illinois 60601.

Except for the transactions referred to herein and in documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, none of the selling stockholders has, or within the last three years has had, any position, office or other material relationship (legal or otherwise) with us or any of our subsidiaries other than as a holder of our securities.

PLAN OF DISTRIBUTION
The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of our Common Stock or interests in shares of our Common Stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Common Stock or interests in shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:
•
ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•
block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•
purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•
an exchange distribution in accordance with the rules of the applicable exchange;

•
privately negotiated transactions;

•
short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•
broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•
a combination of any such methods of sale; and

•
any other method permitted by applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of our Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of our Common Stock, from time to time, under this prospectus, or under an amendment or supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
In connection with the sale of our Common Stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (supplemented or amended as necessary to reflect such transaction).
The aggregate proceeds to the selling stockholders from the sale of our Common Stock offered by them will be the purchase price of the Common Stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Common Stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.
The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act.
The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of our Common Stock or interests therein may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act.
To the extent required, the shares of our Common Stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
In order to comply with the securities laws of some states, if applicable, our Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers.
We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their Affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying any prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.
We have agreed with the selling stockholders to use our reasonable best efforts to keep the registration statement of which this prospectus constitutes a part continuously effective until the earlier of (1) three years after the registration statement has been declared effective and (2) the date on which all of the shares of our Common Stock covered by the registration statement have been sold under the registration statement in accordance with the plan and method of distribution disclosed in this prospectus, or otherwise.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock and certain provisions of our Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and Amended and Restated By-laws (the “By-laws”) are summaries and are qualified in their entirety by reference to the full text of our Certificate of Incorporation and By-laws.
Authorized Capital Stock
We are authorized to issue up to 240,000,000 shares of Common Stock, $0.0001 par value per share, and 10,000,000 shares of preferred stock, $0.01 par value per share. As of September 6, 2022, there were 167,531,506 shares of our Common Stock issued and outstanding and no shares of our preferred stock issued outstanding.
Common Stock
Dividend Rights
Holders of our Common Stock are entitled to receive ratably any dividends that may be declared by our board of directors (the “Board”) out of legally available funds, subject to any preferential dividend rights of any outstanding preferred stock.
Voting Rights
Holders of our Common Stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares voted can elect all of the directors then standing for election.
Liquidation Rights
Upon the liquidation, dissolution or winding up of the Company, the holders of our Common Stock are entitled to receive ratably assets available for distribution to New Solstice stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock.
Other Rights
Other than as set forth in the Stockholders Agreement, holders of our Common Stock have no preemptive, subscription, redemption or conversion rights.
Preferred Stock
The Board is authorized without further stockholder approval to issue from time to time up to an aggregate of 10,000,000 shares of our preferred stock in one or more series. The Board has discretion to fix the designations, preferences, relative, participating, optional or other special rights, and the qualifications, limitations or restrictions, if any, of the shares of each series, including the dividend rights, dividend rates, conversion rights, voting rights, term of redemption including sinking fund provisions, redemption price or prices, liquidation preferences and the number of shares constituting any series or designations of any series without further vote or action by stockholders.
The purpose of authorizing the Board to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock.
Stockholder Rights
In connection with the ECI Acquisition, we entered into the Stockholders Agreement with the JPM Stockholders and Swarth. The Stockholders Agreement sets forth certain arrangements and contains various provisions relating to board size, board representation, standstill restrictions and transfer restrictions as further described therein, including the right of the JPM Stockholders and Swarth to each designate up to three directors for nomination to our Board, subject to the JPM Stockholders and Swarth maintaining certain levels of beneficial ownership of our common stock.
Registration Rights
Concurrently with the execution of the Securities Purchase Agreement, we entered into the Registration Rights Agreement, pursuant to which we agreed to file, within 30 days after the closing of the Private Placement, a registration statement with the SEC providing for the resale of the shares sold to the Purchasers in the Private Placement, and to use reasonable best efforts to cause the registration statement to be declared effective by the SEC as soon as practicable after the filing. This prospectus is part of that registration statement.
Delaware Law and Certificate of Incorporation and By-Law Provisions; Anti-Takeover Effects
Certain provisions in the Certificate of Incorporation and By-laws summarized below may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the shares held by stockholders. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the Board and in the policies formulated by the Board and to discourage certain types of transactions that may involve an actual or threatened change in control.
Removal of Directors; Vacancies
The Certificate of Incorporation and By-laws provide, subject to the Stockholders Agreement (for so long as such Stockholders Agreement is in effect):
•
that directors may be removed from office at any time, (i) for cause by the affirmative vote of the holders of a majority of voting power of the shares of our stock entitled to vote for the election of directors, voting together as a single class, or (ii) without cause by (a) subject to clause (b), the affirmative vote of the holders of at least 66 2∕3% of the voting power of the shares of our stock entitled to vote for the election of directors, voting together as a single class or (b) in the event recommended by at least two-thirds of the total number of authorized directors, including the approval of a majority of the independent directors (as such term is defined in the Stockholders Agreement), the affirmative vote of the holders of a majority of the voting power of the shares of our stock entitled to vote for the election of directors, voting as a single class; and

•
that any vacancy on the Board, however occurring, including a vacancy resulting from an enlargement of the Board, may only be filled by the vote of a majority of the directors then in office.

The limitations on the removal of directors and filling of vacancies could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, the Company.
Stockholder Action; Special Meetings of Stockholders; Advance Notice Requirements for Stockholder Proposals and Director Nominations; Supermajority Voting; Section 203 of the General Corporation Law of the State of Delaware (“DGCL”)
The Certificate of Incorporation and By-laws provide that:
•
any action required or permitted to be taken by our stockholders may be taken only at a duly called annual or special meeting of stockholders and may not be taken by any consent in writing by such stockholders; and

•
special meetings of the stockholders may only be called by a majority of the total number of authorized directors or (for so long as the Stockholders Agreement remains in effect) a majority of the independent directors (as such term is defined in the Stockholders Agreement).

The By-laws provide that, for nominations and other business to be “properly brought” at a meeting of stockholders, a stockholder of record at such time must have given timely notice to our Secretary and must comply with the other requirements set forth in the By-laws. These provisions could delay until the next stockholders’ meeting stockholder actions that are favored by the holders of a majority of our outstanding voting securities. These provisions may also discourage another person or entity from making a tender offer for our common stock, because the person or entity, even if it acquired a majority of our outstanding voting securities, would be able to take action as a stockholder, such as electing new directors or approving a merger, only at a duly called stockholders meeting, and not by written consent.
The DGCL provides that an amendment to a corporation’s certificate of incorporation requires that (i) the Board adopt a resolution setting forth the proposed amendment and declaring its advisability and either call a special meeting of the stockholders entitled to vote in respect thereof for consideration of such amendment or direct that the amendment be considered at the next annual meeting of the stockholders (provided a meeting or vote is required pursuant to Section 242 of the DGCL) and (ii) the stockholders approve the amendment by a majority of outstanding shares entitled to vote. The Certificate of Incorporation provides that the affirmative vote of the holders of at least 66 2/3% of the voting power of our outstanding voting stock entitled to vote thereon (in addition to any separate class vote required by law or that may in the future be required pursuant to the terms of any outstanding preferred stock) is required to amend or repeal the provisions of Articles IV (to the extent it relates to the authority of the Board to issue shares of preferred stock in one or more series, the terms of which may be determined by the Board), V (Board), VII (Indemnification), IX (Business Combinations with Interested Stockholders), X (Certain Transactions), XI (Stockholder Action), XII (Exclusive Forum), XIII (Severability) or XIV (Amendments) of the Certificate of Incorporation, or to reduce the numbers of authorized shares of common stock or preferred stock.
The Certificate of Incorporation provides that, subject to any limitations imposed by the Certificate of Incorporation, the By-laws may be altered, amended, or repealed, or new By-laws may be adopted, by resolution of the Board duly adopted by a majority of the total number of directors then constituting the full Board, including (for so long as the Stockholders Agreement remains in effect) the approval of a majority of the independent directors (as such term is defined in the Stockholders Agreement). With respect to the power of holders of capital stock to adopt, amend and repeal the By-laws, notwithstanding any other provision of the By-laws or any provision that might otherwise permit a lesser vote or no vote, in addition to any vote of the holders of any class or series of capital stock required by the By-laws or by law, the affirmative vote of the holders of the voting power of at least 66 2∕3% of the shares of our stock entitled to vote thereon, voting together as a single class, shall be required for any such alteration, amendment, repeal or adoption by the vote of the holders of any class or series of our capital stock.
Section 203 of the DGCL generally prohibits “business combinations”, including mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or a subsidiary with an interested stockholder who beneficially owns 15% or more of a corporation’s voting stock, within three years after the person or entity becomes an interested stockholder, unless: (i) the Board of the target corporation has approved, before the acquisition time, either the business combination or the transaction that resulted in the person becoming an interested stockholder, (ii) upon consummation of the transaction that resulted in the person becoming an interested stockholder, the person owns at least 85% of the corporation’s voting stock (excluding shares owned by directors who are officers and shares owned by employee stock plans in which participants do not have the right to determine confidentially whether shares will be tendered in a tender or exchange offer) or (iii) at or after the person or entity becomes an interested stockholder, the business combination is approved by the Board and authorized at a meeting of stockholders by the affirmative vote of at least 66 2∕3% of the outstanding voting stock not owned by the interested stockholder.
Section 203 of the DGCL permits a Delaware corporation to elect not to be governed by the provisions of Section 203. Pursuant to the Certificate of Incorporation, we have expressly elected not to be governed by the provisions of Section 203 of the DGCL. Instead, the Certificate of Incorporation provides that, notwithstanding any other provisions of the DGCL or Certificate of Incorporation, we shall not engage in any business combination with any interested stockholder for a period of three years following the time that such stockholder became an interested stockholder unless: (i) the Board has approved, before the acquisition time, either the business combination or the transaction that resulted in the person becoming an interested stockholder, (ii) upon consummation of the transaction that resulted in the person becoming an interested stockholder, the person owns at least 85% of the corporation’s voting stock at the time the transaction commenced (excluding for such purposes any shares owned by directors who are officers and shares owned by employee stock plans in which participants do not have the right to determine confidentially whether shares will be tendered in a tender or exchange offer) or (iii) at or after the person or entity becomes an interested stockholder, the business combination is approved by two-thirds of the total number of authorized directors, whether or not there exist any vacancies in previously authorized directorships, and by a majority of the independent directors (as defined in the Stockholders Agreement).
The foregoing restriction does not apply if (i) a stockholder becomes an interested stockholder inadvertently and (a) as soon as practicable divests itself of ownership of sufficient shares so that the stockholder ceases to be an interested stockholder; and (b) would not, at any time within the three-year period immediately prior to a business combination between us and such stockholder, have been an interested stockholder but for the inadvertent acquisition of ownership; or (ii) the business combination is proposed prior to the consummation or abandonment of and subsequent to the earlier of the public announcement or the notice of a proposed transaction which (a) constitutes one of the transactions described in clause (A), (B) or (C) below; (b) is with or by a person who either was not an interested stockholder during the previous three years or who became an interested stockholder with the approval of the Board; and (c) is approved or not opposed by a majority of the Board then in office (but not less than one) who were directors prior to any person becoming an interested stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors.
The proposed transactions referred to in the preceding paragraph are limited to (A) a merger or consolidation of the Company (except for a merger in respect of which, pursuant to Section 251(f) of the DGCL, no vote of the stockholders is required); (B) a sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), whether as part of a dissolution or otherwise, of our assets or of any of our direct or indirect majority-owned subsidiaries (other than to any direct or indirect wholly owned subsidiary or to us) having an aggregate market value equal to 50% or more of either that aggregate market value of all of our assets determined on a consolidated basis or the aggregate market value of all our outstanding stock; or (C) a proposed tender or exchange offer for 50% or more of our outstanding voting stock. We will give not less than 20 days’ notice to all interested stockholders prior to the consummation of any of the transactions described in clause (A) or (B) above.
Authorized but Unissued Shares
The authorized but unissued shares of our Common Stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by Nasdaq listing standards. These additional shares may be used for a variety of corporate finance transactions, acquisitions, and employee benefit plans. The existence of authorized but unissued and unreserved capital stock and preferred stock could make more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.
Choice of Forum
The Certificate of Incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, other employee or stockholder of the Company to the us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim arising pursuant to any provision of the Certificate of Incorporation or the By-laws or governed by the internal affairs doctrine.
Limitation of Liability and Indemnification
The Certificate of Incorporation provides that our directors and officers are to be indemnified by us to the fullest extent permitted by Section 145 of the DGCL, against all expense, liability and loss (including attorneys’ fees, judgements, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection with such action, suit or proceeding and any appeal therefrom, and such indemnification shall continue as to an indemnitee who has ceased to be a director, trustee, officer, employee or agent.
The By-laws provide that we shall indemnify, to the fullest extent permitted by applicable law, as the same exists or may be amended, any person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of being or having been our director or officer; or while our director or officer, serving or having served at our request as a director, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith.
The By-laws further provide that the right to indemnification shall include the right to be paid by us the expenses (including attorneys’ fees) incurred in defending any such proceeding in advance of its final disposition; provided, however, that, to the extent required by law, such advancement of expenses shall be made only upon our receipt of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under the By-laws or otherwise.
We may, to the extent authorized from time to time by the Board, grant rights to indemnification, and to the advancement of expenses, to any or our employees or agents to the fullest extent provided by the By-laws with respect to the indemnification and advancement of expenses of directors and officers of the expenses payable in advance.
We may, but shall not be obligated to, purchase and maintain insurance at its expense on behalf of any such person.

LEGAL MATTERS
The validity of the shares of common stock offered in this prospectus has been passed upon for us by Troutman Pepper Hamilton Sanders LLP.
EXPERTS
The financial statements of Ribbon Communications Inc. as of December 31, 2021 and 2020, and for each of the three years in the period ended December 31, 2021, incorporated by reference in this Prospectus, and the effectiveness of Ribbon Communications Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of the registration statement on Form S-3 filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated herein by reference for a copy of such contract, agreement or other document.
We are currently subject to the reporting requirements of the Exchange Act, and in accordance therewith files periodic reports, proxy statements and other information with the SEC. Our SEC filings are available to you on the SEC’s website at http://www.sec.gov and in the “Investor Relations” section of our website at www.ribboncommunications.com. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC:
•
Our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 11, 2022;

•
Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022, filed with the SEC on May 10, 2022 and July 28, 2022, respectively;

•
Our Proxy Statement on Schedule 14A, filed with the SEC on April 8, 2022;

•
Our Current Reports on Form 8-K filed with the SEC on February 16, 2022, April 1, 2022, May 27, 2022, July 5, 2022, August 16, 2022 and September 8, 2022 (in each case other than any portions thereof deemed furnished and not filed); and

•
The description of our common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC on February 28, 2020, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than any filings or portions of such reports that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules, including current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that are related to such items unless such Form 8-K expressly provides to the contrary)

made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.
We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents by writing or telephoning us at the following address or phone number below. You may also access this information on our website at www.ribboncommunications.com by viewing the “SEC Filings” subsection of the “Financial Information” menu. No additional information is deemed to be part of or incorporated by reference into this prospectus.
Ribbon Communications Inc.
Attention: Corporate Secretary
6500 Chase Oaks Boulevard, Suite 100
Plano, Texas, 75023
(978) 614-8100

92,807,928 Shares
Common Stock
Prospectus
                 , 2022

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution
The following table sets forth an estimate of the fees and expenses payable by us in connection with the issuance and distribution of the shares of common stock being registered by this registration statement. None of the expenses listed below are to be borne by any of the selling stockholders named in the prospectus that forms a part of this registration statement. All the amounts shown are estimates, except for the Securities and Exchange Commission, or SEC, registration fee.
Amount
SEC registration fee	$25,379.72
Accounting fees and expenses	25,000.00
Legal fees and expenses	50,000.00
Total	$100,379.72
Item 15.   Indemnification of Directors and Officers
We are governed by the General Corporation Law of the State of Delaware, or DGCL. Section 145 of the DGCL provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was or is an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the corporation’s best interest and, for criminal proceedings, had no reasonable cause to believe that such person’s conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.
Our Certificate of Incorporation provides that our directors and officers are to be indemnified by us to the fullest extent permitted by Section 145 of the DGCL, against all expense, liability and loss (including attorneys’ fees, judgements, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection with such action, suit or proceeding and any appeal therefrom, and such indemnification shall continue as to an indemnitee who has ceased to be a director, trustee, officer, employee or agent.
Our By-laws provide that we shall indemnify, to the fullest extent permitted by applicable law, as the same exists or may be amended, any person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of being or having been a director or officer of the Company; or while a director or officer of the Company, serving or having served at our request as a director, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith.

Our By-laws further provide that the right to indemnification shall include the right to be paid by us the expenses (including attorneys’ fees) incurred in defending any such proceeding in advance of its final disposition; provided, however, that, to the extent required by law, such advancement of expenses shall be made only upon our receipt of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under the By-laws or otherwise.
We may, but are not obligated to, purchase and maintain insurance at our expense on behalf of any such person.
Item 16.   Exhibits
Exhibit	Description
2.1	Agreement and Plan of Merger, dated as of May 23, 2017, by and among Sonus Networks, Inc., Solstice Sapphire Investments, Inc., Solstice Sapphire, Inc., Green Sapphire Investments LLC, Green Sapphire LLC, GENBAND Holdings Company, GENBAND Inc. and GENBAND II, Inc. (incorporated by reference to Exhibit 2.1 to Amendment No. 3 to the Company’s Registration Statement on Form S-4 filed on September 20, 2017 with the SEC).
2.2	Agreement and Plan of Merger, dated as of November 14, 2019, by and among Ribbon Communications Inc., Ribbon Communications Israel Ltd., Eclipse Communications Ltd., ECI Telecom Group Ltd. and ECI Holding (Hungary) Kft (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed on November 14, 2019 with the SEC).
3.1	Restated Certificate of Incorporation of Ribbon Communications Inc. (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K12B filed on October 30, 2017 with the SEC).
3.2	Certificate of Amendment of the Restated Certificate of Incorporation of Ribbon Communications Inc. (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed on November 28, 2017 with the SEC).
3.3	Amended and Restated By-Laws of Ribbon Communications Inc. (incorporated by reference to Exhibit 3.3 of the Company’s Annual Report on Form 10-K filed on February 28, 2020 with the SEC).
5.1*	Opinion of Troutman Pepper Hamilton Sanders LLP.
10.1	First Amended and Restated Stockholders Agreement, dated as of March 3, 2020, by and among Ribbon Communications Inc., JPMC Heritage Parent LLC, Heritage PE (OEP) III, L.P. and ECI Holding (Hungary) Kft (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed on March 3, 2020 with the SEC).
10.2	Securities Purchase Agreement, dated as of August 12, 2022, by and among Ribbon Communications Inc. and the purchasers listed on the signature pages thereto (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed on August 12, 2022 with the SEC).
10.3	First Amended and Restated Registration Rights Agreement, dated as of March 3, 2020, by and among Ribbon Communications Inc., JPMC Heritage Parent LLC, Heritage PE (OEP) III, L.P. and ECI Holding (Hungary) Kft (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed on March 3, 2020 with the SEC).
10.4	Second Amended and Restated Registration Rights Agreement, dated as of August 12, 2022, by and among Ribbon Communications Inc. and certain stockholders that are parties thereto (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed on August 12, 2022 with the SEC).
23.1*	Consent of Troutman Pepper Hamilton Sanders LLP (included in Exhibit 5.1).
23.2*	Consent of Independent Registered Public Accounting Firm Deloitte & Touche LLP.

Exhibit	Description
24.1	Power of attorney (included on the signature page hereto).
107*	Filing Fee Table.

*
Filed herewith

Item 17.   Undertakings
(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
If the registrant is relying on 430B:

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(ii)
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on September 14, 2022.
RIBBON COMMUNICATIONS INC.
By:	/s/ Bruce McClelland Bruce McClelland President and Chief Executive Officer

POWER OF ATTORNEY
We, the undersigned officers and directors of Ribbon Communications Inc., hereby severally constitute and appoint Bruce McClelland, Miguel A. Lopez and Patrick W. Macken, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution in her or him for her or him and in her or his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as she or he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Bruce McClelland Bruce McClelland	President, Chief Executive Officer and Director (Principal Executive Officer)	September 14, 2022
/s/ Miguel A. Lopez Miguel A. Lopez	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	September 14, 2022
/s/ Eric Marmurek Eric Marmurek	Senior Vice President, Finance (Principal Accounting Officer)	September 14, 2022
/s/ Shaul Shani Shaul Shani	Director	September 14, 2022
/s/ Mariano S. de Beer Mariano S. de Beer	Director	September 14, 2022
/s/ Stewart Ewing Stewart Ewing	Director	September 14, 2022
/s/ Bruns H. Grayson Bruns H. Grayson	Director	September 14, 2022
/s/ Beatriz V. Infante Beatriz V. Infante	Director	September 14, 2022
/s/ Rick W. Smith Rick W. Smith	Director	September 14, 2022

Signature	Title	Date
/s/ Tanya Tamone Tanya Tamone	Director	September 14, 2022
/s/ Scott Mair Scott Mair	Director	September 14, 2022